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                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of Registration Statement File Nos. 333-17593 and 333-11281.


                                                         /s/ Arthur Andersen LLP
                                                         Arthur Andersen LLP

Atlanta, Georgia
March 25, 1997